SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 25, 1997

              ULTRAMAR DIAMOND SHAMROCK CORPORATION

      (Exact name of registrant as specified in its charter)


    DELAWARE            1-11154           13-3663331
(State or other       (Commission       (IRS employer
 Jurisdiction of      file number)     identification no.)
 incorporation)

9830 Colonnade Boulevard, San Antonio, Texas        78230
 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code 210-641-6800

ITEM 2. ACQUISITION OF ASSETS

Acquisition of Total

     The acquisition of all outstanding common shares of Total Petroleum (North America), Ltd. ("Total") by Ultramar Diamond Shamrock Corporation ("UDS") (the "Arrangement"), acting through 3007152 Nova Scotia Company ("Canco"), a wholly owned subsidiary of UDS, pursuant to an Arrangement Agreement (the "Arrangement Agreement") dated as of April 15,1997, between UDS, Total and Canco, was consummated on September 25, 1997. As a result of the Arrangement, as of the effective time of the Arrangement (the "Effective Time"), each share of common stock of Total was converted into the right to receive .322 shares of UDS common stock, with cash to be paid in lieu of fractional shares, and UDS became responsible for payment of the outstanding debt of Total. 39,354,700 shares of Total common stock were outstanding at the Effective Time, resulting in the issuance of 12,672,213 shares of UDS common stock. UDS repaid approximately $396,000,000 in indebtedness of Total and its subsidiaries on September 25, 1997, and left one Total credit facility, under which approximately $50,000,000 was outstanding, in place. The common stock of Total ceased trading on the American Stock Exchange and the Pacific Stock Exchange at the close of business on September 24, 1997. Total has approximately 6,000 employees and operates refineries in Ardmore, Oklahoma, Alma, Michigan, and Denver, Colorado. The three refineries have a combined throughput capacity of approximately 150,000 barrels of crude oil per day. Total distributes gasoline and merchandise through approximately 2,100 branded outlets in the central United States, of which approximately 560 are company owned. UDS has no immediate plans to discontinue any of Total's operations.

Standstill Arrangement

21,893,955 shares of Total common stock were owned by Total S.A., a French corporation, and its subsidiaries at the Effective Time. Total S.A. and UDS have entered into an agreement (the "Stockholder Agreement") whose term ends on the earlier of the fifth anniversary of the Effective Time or the date on which the board of directors of UDS (the "UDS Board") recommends a transaction which would result in a third party beneficially owning 50% or more of the then-outstanding UDS common shares. Under the terms of the Stockholder Agreement, neither Total S.A., nor its subsidiaries will, subject to certain limited exceptions, (a) acquire, agree to acquire, or make any offer to acquire any securities, business, or material asset of UDS, (b) make any proposal to enter into any merger or business combination involving UDS, (c) participate in any solicitation of proxies with respect to any voting securities of UDS or seek to influence any person with respect to any such voting securities in any manner which has not been recommended by the UDS Board, (d) form, join, or participate in a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to any voting securities of UDS, (e) otherwise act, alone or in concert with others, to seek to control or influence the management policies or actions of UDS, (f) disclose any intention, plan, or arrangement inconsistent with the foregoing clauses (a) through (e), (g) advise, assist or encourage any other persons to take any action described in any of the foregoing clauses
(a) through (e), or (h) transfer any of its UDS common stock, other voting stock of UDS or securities exercisable or exchangeable for UDS common stock or other voting shares of UDS other than (1) pursuant to an underwritten public offering in accordance with the terms of the Stockholder Agreement,
(2) after the period ending 180 days after the Effective Time, pursuant to a private sale to a person who, after giving effect to such sale, would not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) 4% or more of the outstanding UDS common stock, (3) any transfer pursuant to Rule 144 or 145, if applicable, or any similar rule under the Securities Act of 1933, as amended (the "Securities Act"), provided that, during such 180-day period, such transfer has been previously approved by UDS, (4) pursuant to a tender offer or other transaction recommended by the UDS Board, or (5) any transfer to any wholly owned subsidiary of Total S.A..

Certain Financing Arrangements

On September 25, 1997, approximately $396,000,000 in outstanding indebtedness of Total and its subsidiaries was repaid by UDS with the proceeds of the issuance of commercial paper by UDS, the proceeds of borrowings by UDS under uncommitted bank credit lines, the application of available Total cash and cash equivalents, and the proceeds of a loan to UDS in the amount of $150,000,000 under a credit agreement (the "Credit Agreement") dated effective September 25, 1997, between UDS and Morgan Guaranty Trust Company of New York, acting as agent for itself and certain other banks party to the Credit Agreement. The Credit Agreement terminates on March 25, 1998, does not permit loans to be readvanced after they are repaid, and provides for interest on outstanding loans at variable rates based on eurodollar rates, certificate of deposit rates, and the prime rate. The Credit Agreement contains requirements for the prepayment of loans outstanding under it to the extent cash becomes available to UDS through the issuance of debt or equity, the disposition of assets, or the realization of proceeds under insurance policies because of a significant casualty occurance (with certain limited exceptions in each case). The provisions of the Credit Agreement are substantially similar in other respects to those of other committed credit facilities of UDS. UDS intends to refinance a significant portion of the indebtedness incurred in connection with the acquisition of Total through the public issuance of debt securities from its existing universal shelf registration.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of the Businesses Acquired.

Audited financial statements of Total and Subsidiaries:

  Reports of Independent Accountants*

  Consolidated Statement of Income -- Year Ended
  December 31, 1996 **

  Consolidated Balance Sheet -- December 31, 1996**

  Consolidated Statement of Cash Flows -- Year Ended
  December 31, 1996**

  Consolidated Statement of Shareholders' Equity
   -- Year Ended December 31, 1996**

  Notes to Consolidated Financial Statements**

Unaudited Interim Condensed Consolidated Financial Statements of Total and
Subsidiaries:

  Consolidated Statement of Income -- Six Months Ended June 30, 1997***

  Consolidated Balance Sheet -- June 30, 1997***

  Consolidated Statement of Cash Flows -- Six Months Ended June 30, 1997***

  Notes to Consolidated Financial Statements***
_____________


* The Reports of Independent Accountants of Arthur Andersen LLP on page 17 and Price Waterhouse LLP on page 18 of the Annual Report on Form 10-K for the year ended December 31, 1996 of Total (Commission File No. 1-6184) are incorporated herein by reference.

** The Audited Financial Statements of Total and Subsidiaries, including the notes thereto, are incorporated herein by reference to pages 19 through 33 of the Annual Report on Form
    10-K for the year ended December 31, 1996 of Total.

*** The unaudited interim condensed consolidated financial statements of Total and Subsidiaries, including the notes thereto, are incorporated herein by reference to pages 3 through 7 of the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 of Total.

(b) Pro Forma Financial Information.

  The following pro forma combined financial data for UDS gives effect to the Arrangement as if it occurred on June 30, 1997, in the case of the pro forma balance sheet data, and on January 1, 1996 and 1997, in the case of the pro forma income statement data.

  The Arrangement will be accounted for by UDS using the purchase method of accounting. In connection therewith, the purchase price will be allocated to the assets and liabilities of Total as of the Effective Time, and the results of operations of Total will be included in UDS's results of operations thereafter. The purchase price has been allocated in the pro forma entries based on management's estimates of the fair values of the assets and liabilities of Total available as of the date of this Current Report on Form 8-K and, in some instances, the effects of conforming Total's accounting practices to those of UDS. Following the consummation of the Arrangement, such allocation will be reflected in the consolidated balance sheet of UDS in accordance with information then available, which could be materially different from the estimates reflected herein. As additional information becomes available, adjustments to UDS's consolidated financial statements may be necessary which could, among other things, result in an increased allocation of costs to assets acquired in the Arrangement, including goodwill.

  The pro forma financial data should be read in conjunction with the historical financial statements of Total and UDS, including the notes thereto. The pro forma financial data is based on various assumptions and are not necessarily indicative of the results that actually would have occurred had the Arrangement been consummated on the dates indicated or that may occur in the future.

                  ULTRAMAR DIAMOND SHAMROCK CORPORATION
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                              JUNE 30, 1997
                        (Unaudited, in millions)
                                                  Pro Forma
                                                 Adjustments
                        UDS          Total         Increase   Pro Forma
                    Historical     Historical     (Decrease)   Combined
ASSETS
Cash and cash
  equivalents       $     93.0     $     16.2    $    -       $   109.2
Accounts and notes
  receivable             446.0          196.8         -           642.8
Inventories              562.7          176.8       14.7(a)       754.2
Deferred income
  taxes                   32.0             -        29.1(b,c)      61.1
Prepaid expenses
  and other cur-
  rent assets             38.8           39.8      (17.3)(c,d)     61.3
     Total current
       assets          1,172.5          429.6       26.5        1,628.6
Property, plant
  and equipment,
  net                  2,719.0          827.9      (12.6)(c,d)  3,534.3
Other assets             304.3           32.0      111.5(e,d)     447.8
Total assets        $  4,195.8      $ 1,289.5    $ 125.4      $ 5,610.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable and
  current portion
  of long-term debt $      7.1      $      -     $    -       $     7.1
Accounts payable         258.7          265.5         -           524.2
Accrued liabilities      282.5           21.8       73.2(d,h,j)   377.5
Taxes other than
  income taxes           205.3           49.6         -           254.9
Income taxes              24.7             -          -            24.7
  Total current
    liabilities          778.3          336.9       73.2        1,188.4
Long-term debt         1,527.6          497.1         -         2,024.7
Other long-term
  liabilities            306.4           69.5       62.5(d,h,     438.4
                                                         i,j)
Deferred income
  taxes                  109.0           12.9      (33.2)(d)       88.7
Company obligated
  Preferred Stock
  of subsidiary          200.0             -          -           200.0
Stockholders' Equity:
  Common Stock             0.7          355.0     (354.9)(f,g)      0.8
  Additional paid-in
    capital            1,140.2           79.7      316.2(f,g)   1,536.1
  ESOP, treasury
    stock and other      (30.0)            -          -           (30.0)
Retained earnings        224.5          (61.6)      61.6(g)       224.5
Foreign currency
  translation ad-
  justment               (60.9)            -          -           (60.9)
Total stockholders'
  equity               1,274.5          373.1       22.9        1,670.5
                    $  4,195.8      $ 1,289.5    $ 125.4      $ 5,610.7

(a) To record the adjustment of crude oil and products inventories from the lower of cost as determined by the last-in, first-out method of accounting or net realizable value to fair market value.

(b) To record a deferred tax benefit ($25.7 million) representing the income tax effect on the pro forma adjustments, calculated at a combined federal and state rate of 38%.

(c) To reclassify certain prepaid expenses to deferred income taxes and property, plant and equipment to conform to UDS's presentation.

(d) To adjust Total's assets and liabilities to fair market value, including valuation reductions to capitalized costs based on anticipated changes in operations and brands.

(e) To record the excess of the acquisition cost of Total over the fair value of net assets acquired ($119.1 million).

(f) To record the acquisition of each issued and outstanding Total share in exchange for 0.322 of a share of UDS common stock.

(g) To eliminate Total's equity at June 30, 1997 to include Total in the consolidated balance sheet of UDS.

(h) To record the incremental costs and expenses directly resulting from the Acquisition. These costs primarily consist of financial advisory fees; outside legal, accounting and professional fees; and severance and other benefit payments to employees of Total that will result from the elimination of certain operational and administrative functions.

(i) To establish additional reserves ($54.2 million), principally relating to environmental costs of the acquired properties to conform to the financial presentation of UDS.

(j) To account for refinery maintenance turnaround costs under the deferral and amortization method versus the accrual method, to conform to the financial presentation of UDS.

                  ULTRAMAR DIAMOND SHAMROCK CORPORATION
             PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 1997
             (Unaudited, in millions, except per share data)

                                                 Pro Forma
                                               Adjustments
                     UDS           Total         Increase     Pro Forma
                  Historical     Historical     (Decrease)     Combined
Sales and other
  revenues         $ 4,964.6      $ 1,141.9    $  349.5(a)    $ 6,456.0
Operating costs
  and expenses:
Costs of products
  sold and
  operating
  expenses                -         1,085.8    (1,085.8)(b)          -
Costs of products
  sold              3,135.5              -        918.9(b,c,d)  4,054.4
Operating expenses    402.4              -        139.8(b,c,d)    542.2
Selling, general
  and administra-
  tive expenses       141.7            24.7         8.7(c,d)      175.1
Taxes other than
  income taxes      1,029.8              -        360.3(a,d)    1,390.1
Depreciation and
  amortization         89.7            31.8         7.2(e)        128.7
  Total operating
    costs and
    expenses        4,799.1         1,142.3       349.1         6,290.5

Operating income      165.5            (0.4)        0.4           165.5
Interest income         7.9              -           -              7.9
Interest expense      (62.1)          (14.9)         -            (77.0)
Gain on sale of
  assets               11.0              -           -             11.0

Income (loss)
  before income
  taxes               122.3           (15.3)        0.4           107.4
Income tax
  (benefit)
  expense              48.4            (7.2)        0.1(f)         41.3
Net income (loss)      73.9            (8.1)        0.3            66.1
Dividend require-
  ment on preferred
  stock                 2.2              -           -              2.2
Net income (loss)
  applicable to
  common shares    $   71.7       $    (8.1)   $    0.3       $    63.9

Primary Earnings
  Per Share        $    0.95      $    (0.20)                 $     0.72
Fully Diluted
  Earnings Per
  Share            $    0.93      $    (0.20)                 $     0.72

 Weighted Average Common Shares
  Outstanding
  (thousands of shares)
     Primary          75,677          39,216    (26,588)(g)       88,305
     Fully Diluted    79,151          39,216    (26,588)(g)       91,779

(a) To conform to UDS's practice of reporting sales by including federal excise and state motor fuel taxes in sales and taxes other than income taxes.

(b) To conform to UDS's practice of reporting costs of products sold separate from operating expenses.

(c) To conform to UDS's practice of reporting certain expenses relating to wholesale marketing, product distribution, credit card and fleet fueling as selling, general and administrative expenses.


(d) To conform to UDS's practice of reporting taxes other than income taxes separate from costs of products sold, operating expenses and selling, general and administrative expenses.

(e) To reflect amortization of the acquisition cost of Total in excess of the fair value of the net assets acquired, as well as to reflect changes in depreciation and amortization due to changes in asset values.

(f) To reflect the income tax effect on the pro forma adjustments, calculated at a combined federal and state statutory rate of 38%.

(g) To reflect the changes in shares as a result of the Arrangement.

                  ULTRAMAR DIAMOND SHAMROCK CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                            DECEMBER 31, 1996
             (Unaudited, in millions, except per share data)

                                                Pro Forma
                                               Adjustments
                     UDS            Total        Increase     Pro Forma
                  Historical     Historical    (Decrease)      Combined
Sales and other
  revenues        $10,208.4      $ 2,614.3    $   719.1(a)   $13,541.8

Operating costs
  and expenses:
Cost of products
  sold and
  operating
  expenses               -         2,486.8     (2,486.8)(b)         -
Costs of products
  sold              6,550.0             -      2,143.0(b,c,d)  8,693.0
Operating ex-
  penses              928.1             -        290.8(b,c,d)  1,218.9
Selling, general
  and administra-
  tive expenses       302.0           52.3        17.2(c,d)      371.5
Taxes other than
  income taxes      2,101.1             -        738.1(a,d)    2,839.2
Depreciation and
  amortization        179.9           60.8         8.5(e)        249.2
Merger and inte-
  gration costs        77.4             -           -             77.4
  Total operating
    costs and ex-
    penses         10,138.5        2,599.9       710.8        13,449.2
Operating income       69.9           14.4         8.3            92.6
Interest income        18.4             -           -             18.4
Interest expense     (128.5)         (26.6)         -           (155.1)
Income (loss)
  before income
  taxes               (40.2)         (12.2)        8.3           (44.1)
Income tax
  (benefit) ex-
  pense                (4.3)          (6.8)        3.1(f)         (8.0)
Net income(loss)      (35.9)          (5.4)        5.2           (36.1)
Dividend require-
  ment on prefer-
  red stock             4.3             -           -              4.3
Net income (loss)
  applicable to
  common shares   $   (40.2)     $    (5.4)     $  5.2       $   (40.4)

Primary Earnings
  Per Share       $    (0.54)    $    (0.14)                 $    (0.46)
Fully Diluted
  Earnings Per
  Share           $    (0.54)    $    (0.14)                 $    (0.46)

Weighted Average
  Common Shares
  Outstanding
  (thousands of
    shares)
     Primary          74,427         38,913    (26,383)(g)       86,957
     Fully Diluted    74,427         38,913    (26,383)(g)       86,957

(a) To conform to UDS's practice of reporting federal excise and state motor fuel taxes in sales and taxes other than income taxes.

(b) To conform to UDS's practice of reporting costs of products sold separate from operating expenses.

(c) To conform to UDS's practice of reporting certain expenses relating to wholesale marketing, product distribution, credit card and fleet fueling as selling, general and administrative expenses.

(d) To conform to UDS's practice of reporting taxes other than income taxes separate from costs of products sold, operating expenses and selling, general and administrative expenses.

(e) To reflect amortization of the acquisition cost of Total in excess of the fair value of net assets acquired, as well as to reflect changes in depreciation and amortization due to changes in asset values.

(f) To reflect the income tax effect on the pro forma adjustments, calculated at a combined federal and state statutory rate of 38%.

(g) To reflect the changes in shares as a result of the Arrangement.

(c) Exhibits.

     2.1  Arrangement Agreement (incorporated by reference to
     Exhibit 10.1 to the Report on Form 10-Q for the quarter ended March 31, 1997 of UDS)

     10.1 Stockholder Agreement (incorporated by reference to
     Exhibit 10.2 to the Report on Form 10-Q for the quarter ended March 31, 1997 of UDS)

     10.2 Loan Agreement

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Price Waterhouse LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Ultramar Diamond Shamrock Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRAMAR DIAMOND SHAMROCK CORPORATION
(REGISTRANT)



By:  /s/  H. Pete Smith
          H. PETE SMITH
          EXECUTIVE VICE PRESIDENT
          AND CHIEF FINANCIAL OFFICER



October 3, 1997

                              EXHIBIT INDEX

Exhibit
Number

2.1 Arrangement Agreement (incorporated by reference to Exhibit 10.1 to the Report on Form 10-Q for the quarter ended March 31, 1997 of UDS)

10.1 Stockholder Agreement (incorporated by reference to Exhibit 10.2 to the Report on Form 10-Q for the quarter ended March 31, 1997 of UDS)

10.2 Loan Agreement

23.1 Consent of Arthur Andersen LLP

23.2 Consent of Price Waterhouse LLP